UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Overseas Shipholding Group, Inc. (the “Corporation”) hereby supplements the information set forth in the Proxy Statement of the Company dated April 28, 2011 on Schedule 14A.

For 2010, the fees paid to PricewaterhouseCoopers LLP (“PWC”) for non-audit related services, consisting exclusively of tax compliance and preparation fees of $1,329,649 and other fees of $13,633, totaled $1,343,282 compared with fees paid to PWC for audit services of $1,033,207 and for audit related services of $150,000, or a total of $1,183,207.  Accordingly, fees paid for non-audit related services exceeded fees paid for audit and audit related services by $160,075, or expressed in percentage terms, 53.2% compared with 46.8%.

Total tax fees of $1,329,649 incurred by the Corporation to PWC in 2010, consisted exclusively of preparation of tax returns for the Corporation and its US subsidiaries other than OSG America L.P. (“OSG America”), preparation of tax returns for OSG America, a subsidiary of the Corporation that was publicly listed on the New York Stock Exchange through December 2009, preparation of US Department of Treasury Form 1065 (Schedule K-1) for the limited partners of OSG America and preparation of foreign tax returns.  There were no fees for tax advice, planning or consulting.  In December 2009, the Corporation acquired all the publicly held limited partner units of OSG America.  As a result, the Corporation will no longer need to engage PWC in 2011 to prepare tax returns, including Form 1065, and Schedule K-1s for OSG America, eliminating tax service fees of approximately $644,000 to PWC.  In addition, the Corporation has engaged another accounting firm to prepare certain of its foreign tax returns in 2011, a service for which the Corporation incurred fees of approximately $154,000 in 2010 to PWC.  As a result and in the normal course of business, approximately $798,000 of fees to PWC for non-audit related services incurred in 2010 will not be incurred in the future.  Without fees associated with these services in 2010, the allocation between non-audit related fees compared with audit and audit related fees would have been 31.6% compared with 68.4%.

The Corporation does not believe that any reasonable concerns about the objectivity of PWC in conducting the audit of the Corporation’s financial statements are raised because the fees paid for non-audit-related services in 2010 (almost all of which were for tax preparation or tax compliance services) exceeds the fees paid for audit and audit related services in 2010 by $160,070.  This conclusion is reinforced by the fact that services for which $798,000 of non-audit related fees were incurred in 2010 will not be repeated in 2011 or thereafter.  Furthermore, in view of PWC’s revenues in the United States in 2010 of several billion dollars, management does not believe that the payment to PWC of $160,070 more in non-audit related fees than audit and audit-related fees compromises, or can be reasonably viewed as compromising, the independence of PWC or the integrity of the Corporation’s financial statements.